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                                                                     EXHIBIT 5.1

                             [FORM OF LEGAL OPINION]

                                __________, 2002

Board of Directors
Minden Bancorp, Inc.
415 Main Street
Minden, Louisiana 71055

Gentlemen:

         We have acted as special counsel to Minden Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 654,638 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the reorganization of Minden Building and Loan Association, Minden, Louisiana (the "Association"), into the mutual holding company form of organization (the "Reorganization").

         In this regard, we have examined the Charter and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Association, the Plan of Reorganization from Minden Mutual Building and Loan Association to Mutual Holding Company, the Minden Building and Loan Plan of Stock Issuance ("Plan of Stock Issuance") and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations which are in effect on the date hereof.

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Board of Directors
Minden Bancorp, Inc.
_________, 2002
Page 2

         Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Reorganization and Stock Issuance - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                        By:
                                               ------------------------------
                                               John P. Soukenik, a Partner